UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 13, 2016

Two Rivers Water & Farming Company

(Exact Name of Registrant as Specified in Charter)

Colorado	000-51139	13-4228144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Tower 1, Ste 3100,
Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 222-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 13, 2016, Rockey Wells resigned as a member of our Board of Directors, effective immediately.

Appointment of Chief Executive Officer and Election of Board Member

On June 13, 2016, Wayne Harding was appointed our Chief Executive Officer and elected to serve on our Board.  It is expected that Mr. Harding will not serve on any committee of the Board.

Prior to this appointment, Mr. Harding had served as our Chief Financial Officer and Secretary since September 2009 and previously as our controller from July 2008 to September 2009.  From 2004 to 2007 he served as vice president business development of Rivet Software, Inc., a financial reporting software company; from 2002 to 2004, principal of Wayne Harding and Company PC, a financial consulting firm; and from 2000 to 2002, director-business development of CPA2Biz, Inc., a multi-channel marketing subsidiary of the American Institute of Certified Public Accountants.  Mr. Harding has served as a director and chair of the audit committee of Aerogrow International, Inc., a publicly traded provider of advanced indoor garden systems, since December 2011, and he previously served as a director and chair of the governance, compensation and nominating committee and the audit committee of Aerogrow from 2005 to 2007.  Mr. Harding is a licensed CPA in Colorado and holds the Charter Global Management Accountant designation.  He received his B.S. and M.B.A. degrees from the University of Denver.  He is a past president of the Colorado Society of CPAs.  Mr. Harding is 61 years old.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY

Date: June 17, 2016	By:
Wayne Harding
Chief Executive Officer